Exhibit 10.15
Execution Version
Insurance Letters of Credit − Master Agreement
Form 3/CIFS

To:	Citibank Ireland Financial Services plc Insurance Letter of Credit Department 2nd Floor 1 North Wall Quay Dublin 1 Republic of Ireland
Dear Sirs,
Insurance Letters of Credit − Master Agreement
Insurance/Reinsurance Companies or Brokers
The purpose of this letter is to record our agreement (the ‘‘Agreement’’) to the following method of establishing letters of credit or similar or equivalent instruments acceptable to you (each a ‘‘Credit’’ and collectively the ‘‘Credits’’) on our behalf in favour of beneficiaries located in the United States of America or elsewhere (the ‘‘Beneficiary’’ or ‘‘Beneficiaries’’ as the context may require). In connection with this Agreement, we have also separately agreed with you the contractual or security arrangements that will apply in respect of our obligations under or pursuant to this Agreement.
1.It is agreed between us in relation to each Credit that:-
(a)    you will, upon receipt of an application form for the establishment of a Credit in such form as you may be willing to accept for this purpose and which may, without limitation, be received by you via any electronic system(s) or transmission arrangement(s) acceptable to you (referred to in this Agreement in relation to any Credit as an ‘‘application form’’) completed by us or on our behalf in accordance with the terms of our banking mandate(s) or other authorities lodged with you or arrangement(s) made with you from time to time and indicating therein the name of the Beneficiary and the amount and term of the Credit required, establish on our behalf an irrevocable clean sight Credit (or such other form of Credit as may be required by the application form relating thereto) available, in whole or in part, by the Beneficiary’s sight draft on Citibank Ireland Financial Services plc or otherwise as may be required by the terms of the Credit; provided, however, that:
(i)    the opening of any Credit hereunder shall, in every instance, be at your option and nothing herein shall be construed as obliging you to open any Credit;
(ii)    prior to the establishment of any Credit or in order to maintain a Credit we undertake as follows:
(a)    forthwith at your request to deposit at a bank approved by you or with Citibank, N.A. at their branch at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB or, if notified by you, at such other branch as you may designate or at another bank approved by you, in an account or accounts in our name either cash or securities or a combination of cash and securities of such amount and combination as you may require (a ‘‘Deposit’’); and
(b)    should a Deposit have been requested, to execute the Bank’s standard form charge documentation in relation to any accounts opened pursuant to (ii)(a) above; and
(iii)    without prejudice to the generality of (i) above, the opening of any Credit hereunder shall be dependent upon you being satisfied, in your absolute discretion, that the a Deposit has been carried out and that the documentation required to be executed under (ii)(b) above has been validly executed;

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(b)    we undertake to reimburse you, on demand, the amount of any and all drawings under each Credit;
(c)    we undertake to indemnify you, on demand, for and against all actions, proceedings, losses, damages, charges, costs, expenses, claims and demands which you may incur, pay or sustain by reason of or arising in any way whatsoever (apart from your own gross negligence or wilful misconduct) in connection with each Credit and/or this Agreement;
(d)    we undertake to pay to you, on demand, such fees and/or commissions of such amount(s) and/or at such rate(s) as shall have been or as may be advised by you to us as payable in connection with each Credit;
(e)    we hereby irrevocably authorise you to make any payments and comply with any demands which may be claimed from or made upon you in connection with each Credit without any reference to or further authority from us and we hereby agree that it shall not be incumbent upon you to enquire or to take notice whether or not any such payments or demands claimed from or made upon you in connection with each Credit are properly made or to enquire or to take notice whether or not any dispute exists between ourselves and the Beneficiary thereof and we further agree that any payment which you shall make in accordance with the terms and conditions of each Credit shall be binding upon us and shall be accepted by us as conclusive evidence that you were liable to make such payment or comply with such demand; and
(f)    we represent and warrant to you and undertake that:-
(i)    we have and will at all times have the necessary power to enable us to enter into and perform the obligations expressed to be assumed by us under this Agreement;
(ii)    this Agreement constitutes our legal, valid, binding and enforceable obligation effective in accordance with its terms; and
(iii)    all necessary authorisations to enable or entitle us to enter into this Agreement have been obtained and are in full force and effect and will remain in such force and effect at all times during the subsistence of this Agreement;
(g)    we represent and warrant to you that:-
(i)    we are not unable to pay our debts as they fall due;
(ii)    we have not been deemed or declared to be unable to pay our debts under applicable law;
(iii)    we have not suspended making payments on any of our debts;
(iv)    we have not by reason of actual or anticipated financial difficulties commenced negotiations with any of our creditors with a view to rescheduling any of our indebtedness;
(v)    the value of our assets is not less than our liabilities (taking into account contingent and prospective liabilities);
(vi)    no moratorium has been declared in respect of any of our indebtedness; and
(vii)    no analogous or similar event or concept to those set out in Clauses 1(g)(i) to 1(g)(vi) above has occurred or is the case under the laws of any jurisdiction.
2.Where an application form has been completed by or on behalf of any other applicant(s) with whom you have entered into an agreement similar or equivalent in effect to this Agreement, and a separate application form has been completed by us or on our behalf which corresponds, in your opinion with such other application form (or any other combination of circumstances exist which, in your opinion, are reasonably equivalent to the foregoing) then you shall be at liberty to open a single Credit on behalf of ourselves and such other applicant(s) jointly and in that event the following provisions shall apply:-
(a)    our obligations pursuant to Clause 1(b) above shall be in respect of our due proportion of each drawing under any such Credit;

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(b)    in establishing our due proportion of each drawing under any such Credit you are hereby irrevocably authorised to make apportionments between ourselves and such other applicant(s) (i) on a pro rata basis by reference to the amounts set forth in the application forms originally completed by us and them in respect of such Credit (and after taking into account any subsequent increases or decreases in such Credit effected by you for our or their respective accounts) or, if you should so choose (ii) in reliance on the instructions and advice of and information provided by the relevant Insurance Broker (construed in accordance with paragraph 3 below); and
(c)    for the purposes of paragraph 1(c) above, you may make any required apportionments in such manner as you, in your sole discretion, consider to be fair and reasonable.
3.You may refer any query or problem arising in connection with this Agreement or any transaction hereby contemplated to the relevant Insurance Broker or respond to any question relating to the status of any Credit made by the relevant Insurance Broker (and, in such response, if you consider that it is material to make reference to the subject matter of any other agreement(s) now or hereafter entered into between us in connection with this Agreement, you may disclose such information relating thereto as you in your sole discretion consider to be appropriate). For the purposes of this Agreement, references to the relevant Insurance Broker shall be construed so as to mean the insurance broker or other intermediary (a) through whom you originally received the application form relating to the Credit in question (or the person(s) who purport to have succeeded to the business thereof) or (b) which, in your opinion, acts in connection with such Credit.
4.
(a)    Any Credit established hereunder may, if requested by us on the application form relating thereto and subject to your consent, bear a clause to the effect that it will automatically be extended for successive periods of one year (or such other period as may be stated in the relevant application form) unless the Beneficiary has received from the bank or institution issuing the Credit (the ‘‘Issuing Bank’’) by registered mail (or other appropriate receipted delivery) notification of intention not to renew such Credit at least 30 days (or such other period as may be stated in the relevant application form) (the ‘‘Notice Period’’) prior to the end of the original term or, as the case may be, of a period of extension. The Issuing Bank shall be under no obligation to us to send the Beneficiary such notification (and without such notification to the Beneficiary the Credit will be automatically extended as provided above) unless you shall have received by registered mail or other means acceptable to you notification from us (or from any one or more of the other parties (if any) for whose account(s) such Credit may also have been established as contemplated by paragraph 2 above) of our or its election not to renew such Credit at least 30 days prior to the commencement of the Notice Period relating to the original term or, as the case may be, a period of extension; provided however that you will, as soon as is reasonably possible, give us advice of the receipt by you of any such notice from any other such parties. We understand that receipt by you of any such notice may result in the whole of such Credit being cancelled (and not just the portion attributable to us in the case of a joint credit as referred to in paragraph 2 above) and, save as is provided above, you reserve the right, at your sole option and discretion, to give or procure the giving at any time to the Beneficiary of notification of intention not to renew any Credit and that if you exercise such said right you will give us notice in writing thereof as soon as is reasonably possible.
(b)    If, in either of the circumstances referred to in sub-paragraph (a) above, the Issuing Bank has given notification not to renew such Credit, then you may (but shall not be obliged to) without further authority from us (or from any of the other persons as aforesaid) arrange for the Beneficiary to accept (1) a substitute Credit (the ‘‘Substitute Credit’’) from the Issuing Bank on terms identical to such Credit except that (i) the amount of the Substitute Credit will be equal to the then undrawn face value of such Credit less the portion thereof (determined by you) to be attributable to the person(s) (the ‘‘excluded Person(s)’’) who gave a notice of non-renewal to

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you or, as the case may be, for whom you do not wish to arrange the issuance of the Substitute Credit and (ii) the original term of the Substitute Credit will, subject to renewal as mentioned in sub-paragraph (a) above, be up to one year in duration (or such longer duration as may be required by any regulatory or other authority having jurisdiction as to the acceptability of the Substitute Credit) OR (2) such other arrangement, compromise, release or waiver as, in your sole opinion, will result in the same effect being achieved as in (1) above. You will, as soon as reasonably possible, advise us (unless we are the or one of the Excluded Person(s)) of the matter(s) effected by you pursuant to the foregoing provisions.
5.You may, at your sole option, arrange for the issuance of any Credit as being subject to either (i) the Uniform Customs and Practice for Documentary Credits (1993 Revision) ICC Publication No. 500 or (ii) the International Chamber of Commerce Publication No. 590 — the International Standby Practices 1998, (or any subsequent version of either); provided however that you may agree such modifications thereof as may be required by any regulatory or other authority having jurisdiction as to the acceptability of the Credit in question.
6.Unless otherwise agreed between us in writing, the previous agreement(s) (if any) entered into between us governing Credits (other than those at any time governed by a ‘‘Master Agreement — London Market Letter of Credit Scheme’’ or substantially equivalent agreement) established by Citibank Ireland Financial Services plc on our behalf in favour of Beneficiaries shall, on acceptance by you of this letter duly executed by us, cease to apply to all such Credits established by Citibank Ireland Financial Services plc prior to the date of our signature of this Agreement and all such Credits shall, from the date of such acceptance be governed by this Agreement.
7.For the avoidance of doubt any letter or letters of credit or similar or equivalent instrument or instruments (the ‘‘Existing Credit(s)’’) which has or have been established or opened pursuant to the terms of any previous agreement(s) entered into between us and Citibank, N.A. governing the Existing Credits (including any security arrangements that apply in respect of any obligation under or pursuant to such previous agreement(s)) (the ‘‘Existing Agreement(s)’’) shall continue in force until cancelled. The Existing Agreement(s) shall continue to apply to the Existing Credit(s) until all the Existing Credit(s) have been cancelled. If requested to do so by you, we undertake to take all reasonable steps to procure that any cancelled Existing Credit(s) are destroyed or returned to you.
8.If, at our request, a Credit expressly chooses a state or country law other than New York, U.S.A. or English law, or is silent with respect to the International Chamber of Commerce Publication No. 500 — Uniform Customs and Practice for Documentary Credits (the ‘‘UCP’’), the International Chamber of Commerce Publication No. 590 — International Standby Practices 1998 (the ‘‘ISP’’) or a governing law, Citibank Ireland Financial Services plc shall not be liable for any payment, cost, expense or loss resulting from any action or inaction taken by Citibank Ireland Financial Services plc if such action or inaction is justified under UCP, ISP, New York law or English law or the law governing the Credit.
9.We understand that Citibank Ireland Financial Services plc may carry out any of its obligations under this Agreement through any offices or branches of Citibank Ireland Financial Services plc wheresoever situated and may wish to exercise any of its rights under this Agreement through offices or branches of Citibank Ireland Financial Services plc wheresoever situated.
10.We further understand that Citibank Ireland Financial Services plc also reserves the right to issue any Credit through any third party correspondent of its choice and/or to have any Credit confirmed by Citibank, N.A. and, in such circumstances, Citibank Ireland Financial Services plc will be required to guarantee reimbursement to such correspondent (and/or to Citibank, N.A., as the case may be) of any payments which such correspondent (and/or Citibank, N.A., as the case may be) may make under the Credit in question and such guarantee (howsoever described) shall also be treated mutatis mutandis as a Credit for the purpose of this Agreement.
11.The provisions of the foregoing paragraphs shall be equally applicable to any increase, extension, renewal, partial renewal, modification or amendment of or substitute instrument for any Credit to

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which they apply. If for any reason any amount paid under any Credit is repaid, in whole or in part, by the Beneficiary thereof, you may, in your sole discretion, treat (or procure the treatment of) such repayment as a reinstatement of an amount (equal to such repayment) under such Credit. The value date applied by you to any such reinstatement shall not be earlier than the date of such repayment and you shall not be liable for any loss of any nature which we may suffer or incur and which may arise from any inadvertent or erroneous drawing.
12.Any notice or demand to be served on us by you hereunder may be served:
(a)    on any of our officers personally;
(b)    by letter addressed to us or to any of our officers and left at our registered office or at any one of our principal places of business;
(c)    by posting the same by letter addressed in any such manner as aforesaid to such registered office or any such principal place of business; or
(d)    by telex or facsimile addressed in any such manner as aforesaid to any then published telex or facsimile number of ourselves.
Unless otherwise stated, any notice or demand to be served on you by us hereunder must be served on you either at your address stated at the beginning of this Agreement (or such other address as you may notify us of from time to time) or by facsimile to such number as you may notify us of from time to time.
Any notice or demand:-
(e)    sent by post to any address in the Republic of Ireland or the United Kingdom shall be deemed to have been served on us at 10am. (London time) on the first Business Day after the date of posting (in the case of an address in the Republic of Ireland) and on the second Business Day after posting (in the case of an address in the United Kingdom) or, in the case of an address outside the Republic of Ireland or the United Kingdom (or a notice or demand to you), shall be deemed to have been served on the relevant party at 10am. (London time) on the third Business Day after and exclusive of the date of posting; or
(f)    sent by telex or facsimile shall be deemed to have been served on the relevant party when dispatched.
In proving such service by post it shall be sufficient to show that the letter containing the notice or demand was properly addressed and posted and such proof of service shall be effective notwithstanding that the letter was in fact not delivered or was returned undelivered.
In this Clause ‘‘Business Day’’ shall be construed as a reference to a day (other than a Saturday or a Sunday) on which banks are generally open in London.
13.You shall have a full and unfettered right to (a) assign the whole or any part of the rights under or the benefit of this Agreement or (b) (subject to Clause 14 below) novate your rights and obligations under this Agreement. The words ‘‘you’’ and ‘‘your’’ wherever used herein shall be deemed to include your assignees and novatees and other successors, whether immediate or derivative, who shall be entitled to enforce and proceed upon this Agreement in the same manner as if named herein. You shall be entitled to impart any information concerning us to any such assignee, novatee or other successor or any participant or proposed assignee, novatee, successor or participant.
14.
14.1    The person who is for the time being liable to perform your obligations under this Agreement (a ‘‘Transferring Bank’’) shall be entitled to novate at any time, upon service of a notice in the form attached as Schedule One to this Agreement (a ‘‘Novation Notice’’) on us, any or all of its rights and obligations under, and the benefit of, this Agreement to any Permitted Transferee. With effect from the date on which a Novation Notice is executed by the Transferring Bank and the Permitted Transferee and served on us (the ‘‘Novation Date’’), the provisions of Clause 14.2 shall have effect (but not otherwise).

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For the purposes of this Clause 14 a ‘‘Permitted Transferee’’ shall mean any holding company, subsidiary or affiliate of Citigroup.
14.2    With effect from (and subject to the occurrence of) the Novation Date:
(a)    the Permitted Transferee shall be bound by the terms of this Agreement (as novated) in every way as if the Permitted Transferee were and had been a party hereto in place of the Transferring Bank and the Permitted Transferee shall undertake and perform and discharge all your obligations and liabilities under this Agreement (as novated) whether the same fell or fall to be performed or arose or arise on, before or after the Novation Date;
(b)    we shall release and discharge the Transferring Bank from further performance of its obligations arising in favour of us on and after the Novation Date under this Agreement and all claims and demands whatsoever in respect thereof against the Transferring Bank and we shall accept the liability of the Permitted Transferee in respect of such obligations in place of the liability of the Transferring Bank;
(c)    the Transferring Bank shall release and discharge us from further performance of our obligations arising in favour of the Transferring Bank on and after the Novation Date under this Agreement and all claims and demands whatsoever in respect thereof by the Transferring Bank;
(d)    we shall be bound by the terms of this Agreement (as novated) in every way, and we shall undertake and perform and discharge in favour of the Permitted Transferee each of our obligations whether the same fell or fall to be performed or arose or arise on, before or after the Novation Date and expressed to be owed to you.
14.3    Without prejudice to the automatic novation of the Transferring Bank’s rights and obligations pursuant to Clause 14.2 we undertake to sign and return promptly each acknowledgement of the Novation Notice from time to time delivered to us promptly following receipt of the same from the Transferring Bank.
15.
15.1    We hereby irrevocably authorise you to debit and credit, on our behalf, any account or accounts which are held in our name with Citibank, N.A.
15.2    We hereby agree that Citibank N.A. shall be entitled to rely on and action any credit or debit made by you in accordance with Clause 15.1.
16.This Agreement shall be governed by English law and for your benefit we hereby irrevocably submit to the jurisdiction of the English Courts in respect of any dispute which may arise from or in connection with this Agreement. The terms of this Agreement may not be waived, modified or amended unless such waiver, modification or amendment is in writing and signed by you nor may we assign any of our rights here under without your prior written consent.
17.
17.1    Subject to this Clause and to Clause 15.2 a person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 (the ‘‘Third Parties Act’’) to enforce any terms of this Agreement.
17.2    Citibank, N.A. may enforce the terms of Clause 15.2 subject to and in accordance with this Clause and Clause 16 and the provisions of the Third Parties Act.
17.3    The parties to this Agreement do not require the consent of Citibank, N.A. to rescind or vary this Agreement at any time.
17.4    If Citibank, N.A. brings proceedings to enforce the terms of Clause 15.2 we shall only have available to us by way of defence, set-off or counterclaim a matter that would have been available by way of defence, set-off or counterclaim if Citibank, N.A. had been party to this Agreement.

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17.5    Citibank, N.A. may not take proceedings to enforce Clause 15.2 unless and until it gives notice in writing to us in any manner as is permitted by Clause 12, agreeing irrevocably to the provisions of Clause 16.

Yours faithfully,
For and on behalf of
ASPEN INSURANCE LIMITED
*(Full name of Company / Firm)

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SCHEDULE ONE
Form of Novation Notice for Clause 14
To:            [                ]
Date:
Dear Sirs
Insurance Letters of Credit − Master Agreement (Form 3/CIFS) dated [            ] and made between Citibank Ireland Financial Services plc and [            ] (the ‘‘Agreement’’)
We refer to Clause 14 of the Agreement. We hereby notify you that we wish to exercise our option to novate under Clause 14 thereof so that with effect from today’s date the rights, liabilities and obligations of [name of Transferring Bank] shall be novated to [name of Permitted Transferee] in the manner set out in Clause 14 thereof.
The relevant address for the purposes of Clause 4(a) and Clause 12 is as follows:
[insert new address]

Yours faithfully

for and on behalf of
[TRANSFERRING BANK]

for and on behalf of
[PERMITTED TRANSFEREE]

[NAME OF COUNTERPARTY]:
1.acknowledges receipt of the Novation Notice; and
2.agrees that with effect from the date of the Novation Notice the rights, liabilities and obligations of [                ] are novated to [                ] in the manner set out in Clause 14 of the Agreement.

for and on behalf of
[NAME OF COUNTERPARTY]